As filed with the Securities and Exchange Commission on November 7, 2007   Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MEDAREX, INC.

(Exact name of registrant as specified in its charter)

New Jersey	22-2822175
(State of Incorporation)	(I.R.S. Employer Identification No.)

Medarex, Inc.

707 State Road

Princeton, New Jersey 08540

(Address of principal executive offices)

MEDAREX, INC. 2005 EQUITY INCENTIVE PLAN

(Full title of the plans)

Howard H. Pien

Medarex, Inc.

707 State Road

Princeton, New Jersey 08540

(609) 430-2880

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

W. Bradford Middlekauff, Esq. Senior Vice President, General Counsel and Secretary Medarex, Inc. 707 State Road Princeton, New Jersey 08540 (609) 430-2880	Nancy H. Wojtas, Esq. Cooley Godward Kronish LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155 (650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	5,500,000 shares	$11.82	$65,010,000.00	$1,995.81

(1)           Pursuant to Rule 416(a), this Registration Statement shall also cover an indeterminant amount of additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)           Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on November 1, 2007, as reported on the Nasdaq National Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 5,500,000 shares of the Registrant’s Common Stock pursuant to the Registrant’s 2005 Equity Incentive Plan, as amended (the “Plan”), filed with the Securities and Exchange Commission (the “Commission”) as Exhibit 99.1 to Registrant’s Current Report on Form 8-K/A on November 2, 2007.

INCORPORATION BY REFERENCE OF CONTENTS OF

CERTAIN REGISTRATION STATEMENT ON FORM S-8

The contents of the Registration Statement on Form S-8 (File No. 333-125444) relating to the Plan, filed with the Commission on June 2, 2005, are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Princeton, State of New Jersey, on this 6th day of November, 2007.

MEDAREX, INC.

By:	/s/ Howard H. Pien
Howard H. Pien,
President, Chief Executive Officer and Director

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard H. Pien and Christian S. Schade, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Irwin Lerner	Chairman of the Board of Directors	October 25, 2007
IRWIN LERNER

/s/ Howard H. Pien	President, Chief Executive Officer	October 25, 2007
HOWARD H. PIEN	and Director (Principal Executive
Officer)

/s/ Christian S. Schade	Senior Vice President, Finance and	October 25, 2007
CHRISTIAN S. SCHADE	Administration and Chief Financial
Officer (Principal Financial and
Accounting Officer)

/s/ Patricia M. Danzon	Director	October 25, 2007
PATRICIA M. DANZON

/s/ Robert C. Dinerstein	Director	October 25, 2007
ROBERT C. DINERSTEIN

/s/ Abhijeet J. Lele	Director	October 25, 2007
ABHIJEET J. LELE

/s/ Ronald J. Saldarini	Director	October 25, 2007
RONALD J. SALDARINI

/s/ Charles R. Schaller	Director	October 25, 2007
CHARLES R. SCHALLER

/s/ Julius A. Vida	Director	October 25, 2007
JULIUS A. VIDA

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Norris, McLaughlin & Marcus, P.A.

23.1	Consent of Ernst & Young LLP

23.2	Consent of PricewaterhouseCoopers

23.3	Consent of Norris, McLaughlin & Marcus, P.A. (included in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (accompanies signature pages to this Registration Statement)

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